Exhibit 10.30

SECOND AMENDED AND RESTATED 2004 STOCK OPTION PLAN
FOR KEY EMPLOYEES OF
VISANT HOLDING CORP. AND ITS SUBSIDIARIES

1.                                       Purpose of Plan

The Second Amended and Restated 2004 Stock Option Plan for Key Employees of Visant Holding Corp. and Its Subsidiaries (the “Plan”) is designed:

(a)                                  to promote the long term financial interests and growth of Visant Holding Corp. (the “Company”) and its Subsidiaries by attracting and retaining management and other personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;

(b)                                 to motivate management personnel by means of growth-related incentives to achieve long range goals; and

(c)                                  to further the alignment of interests of participants with those of the stockholders of the Company through opportunities for increased stock, or stock-based ownership in the Company.

2.                                       Definitions

As used in the Plan, the following words shall have the following meanings:

(a)                                  “Affiliate” means with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person.

(b)                                 “Board” means the Board of Directors of the Company.

(c)                                  “Change in Control” means (i) the sale (in one transaction or a series of transactions) of all or substantially all of the assets of the Company to an Unaffiliated Person; (ii) a sale (in one transaction or a series of transactions) resulting in more than 50% of the voting stock of the Company being held by an Unaffiliated Person; (iii) a merger, consolidation, recapitalization or reorganization of the Company with or into an Unaffiliated Person; if and only if any such event listed in clauses (i) through (iii) above results in the inability of the Investors, or any member or members of the Investors, to designate or elect a majority of the Board (or the board of directors of the resulting entity or its parent company).  For purposes of this definition, the term “Unaffiliated Person” means any Person or Group who is not (x) an Investor or any member of the Investors, (y) a Rule 405 Affiliate of any Investor or any member of any Investor, or (z) an entity in which any Investor, or any member of any Investor holds, directly or indirectly, a majority of the economic interests in such entity.

(d)                                 “Committee” means the Compensation Committee of the Board.

(e)                                  “Common Stock” or “Share” means the Class A common stock, par value $0.01 per share, of the Company, which may be authorized but unissued, or issued and reacquired.

(f)                                    “Employee” means a person, including an officer, in the regular employment of the Company or one of its Subsidiaries who, in the opinion of the Committee, is, or is expected to have involvement in the management, growth or protection of some part or all of the business of the Company.

(g)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)                                 “Fair Market Value” means the price per share equal to (i) the average of the last sale price of the Common Stock on the applicable date on each stock exchange on which the Common Stock may at the time be listed or, (ii) if there shall have been no sales on any such exchanges on the applicable date on any given day, the average of the closing bid and asked prices of the Common Stock on each such exchange on the applicable date or, (iii) if there is no such bid and asked price on the applicable date, the average of the closing bid and asked prices of the Common Stock on the next preceding date when such bid and asked price occurred or, (iv) if the Common Stock shall not be so listed, the closing sales price of the Common Stock as reported by NASDAQ on the applicable date in the over-the-counter market, or, (v) if there has been no Public Offering, the fair market value of the Common Stock as determined (x) in the good faith discretion of the Board after consultation with management of the Company and (y) without any premiums for control or discounts for minority interests or restrictions on transfer.

(i)                                     “Grant” means an award made to a Participant pursuant to the Plan and described in Section 5, including, without limitation, an award of a Stock Option, Purchase Stock, Restricted Stock, Stock Appreciation Right or Dividend Equivalent Right (as such terms are defined in Section 5), or any combination of the foregoing.

(j)                                     “Grant Agreement” means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

(k)                                  “Group” means “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(l)                                     “Investors” means Fusion Acquisition LLC, a Delaware limited liability company, and DLJ Merchant Banking Partners III, L.P., DLJ Offshore Partners III-1, C.V., DLJ Offshore Partners III-2, C.V., DLJ Offshore Partners III, C.V., DLJ MB Partners III GmbH & Co. KG, Millennium Partners II, L.P. and MBP III Plan Investors, L.P.

(m)                               “Participant” means an Employee, non-employee member of the Board, consultant or other person having a relationship with the Company or one of its Subsidiaries, to whom one or more Grants have been made and remain outstanding.

(n)                                 “Person” means “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(o)                                 “Public Offering” means the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Securities Act of 1933, as amended, which has been declared effective by the Securities and Exchange Commission (other than a registration statement on Form S-4, S-8 or any other similar form).

(p)                                 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.                                       Administration of Plan

(a)                                  The Plan shall be administered by the Committee.  The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee.  The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules.  Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

(b)                                 The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Exchange Act.

(c)                                  The Committee may employ counsel, consultants, accountants, appraisers, brokers or other persons.  The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

4.                                       Eligibility

The Committee may from time to time make Grants under the Plan to such Employees, or other persons having a relationship with Company or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine.  The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, that such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination of employment, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a Change in Control of the Company.

5.                                       Grants

From time to time, the Committee will determine the forms and amounts of Grants for Participants.  Such Grants may take the following forms in the Committee’s sole discretion:

(a)                                  Stock Options - These are options to purchase Common Stock.  At the time of Grant the Committee shall determine, and shall include in the Grant Agreement or other Plan rules, the option exercise period, the option exercise price, vesting requirements, and such other terms, conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate including, without limitation, the right to receive dividend equivalent payments on vested and/or unvested options.  In addition to other restrictions contained in the Plan, an option granted under this Section 5(a) may not be exercised more than 10 years after the date it is granted.  Payment of the option exercise price shall be made in cash or in shares of Common Stock that the Participant has held for at least six months, or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement and of any applicable guidelines of the Committee in effect at the time.

(b)                                 Stock Appreciation Rights - The Committee may grant Stock Appreciation Rights in connection with, or independent of, the grant of a Stock Option.  Each Stock Appreciation Right shall be subject to such other terms as the Committee may determine.  A Stock Appreciation Right means the right to transfer and surrender to the Company all or a portion of a Stock Option in exchange for a cash amount equal to the excess of (i) the aggregate Fair Market Value, as of the date such Option or portion thereof is transferred or surrendered, of the Common Stock underlying by such Option or portion thereof, over (ii) the aggregate exercise price of such Option or portion thereof, relating to such Common Stock.

(c)                                  Purchase Stock - Purchase Stock are Shares offered to a Participant at such price as determined by the Committee, the acquisition of which may make the Participant eligible to receive Grants under the Plan, including, but not limited to, Stock Options.

(d)                                 Restricted Stock – Restricted Stock are Shares granted by the Committee to a Participant, without charge to the Participant (other than as may be required by applicable law).  The Restricted Stock shall be subject to such other terms as the Committee may determine.

(e)                                  Dividend Equivalent Rights – The Committee may grant Dividend Equivalent Rights either alone or in connection with the grant of a Stock Option.  A Dividend Equivalent Right means the right to receive a payment in respect of one share of Common Stock (whether or not subject to a Stock Option) equal to the amount of any dividend paid in respect of one share of Common Stock held by a shareholder in the Company.  Each Dividend Equivalent Right shall be subject to such terms as the Committee may determine.

6.                                       Limitations and Conditions

(a)                                  The number of Shares available for Grants under this Plan shall be 510,230 unless restricted by applicable law.  Shares related to Grants that are forfeited, terminated, canceled or expire unexercised, shall immediately become available for new Grants.

(b)                                 No Grants shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants made on or before the expiration of the Plan may extend beyond such expiration.  At the time a Grant is made or amended or the terms or conditions of a Grant are changed in accordance with the terms of the Plan or the Grant Agreement, the Committee may provide for limitations or conditions on such Grant.

(c)                                  Nothing contained herein shall affect the right of the Company or any of its Subsidiaries to terminate any Participant’s employment at any time or for any reason.

(d)                                 Other than as specifically provided in the Form of Management Stockholder’s Agreement attached hereto as Exhibit A, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void.  No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(e)                                  Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been issued by the Company to such Participants (or book entry representing such shares has been made and such Shares have been deposited with the appropriate registered book-entry custodian).

(f)                                    No election as to benefits or exercise of any Grant may be made during a Participant’s lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

(g)                                 Absent express provisions to the contrary, any Grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation.  This Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

(h)                                 Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.

7.                                       Transfers and Leaves of Absence

For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant’s employment without an intervening period of separation among the Company and any Subsidiary (or among any Subsidiaries) shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence or who is entitled to a statutory leave of absence shall be deemed to have remained in the employ of the Company (and any Subsidiary) during such leave of absence.

8.                                       Adjustments

In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, Change in Control, or other event affecting the capital stock of the Company, the Committee may adjust appropriately (a) the number and kind of shares subject to the Plan and available for or covered by Grants and (b) share prices related to outstanding Grants, and make such other revisions to outstanding Grants as it deems, in good faith, are equitably required (including, without limitation, to the exercise price of Stock Options).

9.                                       Merger, Consolidation, Exchange, Acquisition, Liquidation or Dissolution

In its absolute discretion, acting in good faith, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Grant, the Committee may provide that such Grant cannot be exercised after the amalgamation, merger or consolidation of the Company with or into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation of 80% or more of the Company’s then outstanding shares of voting stock or the recapitalization, reorganization, reclassification, liquidation, dissolution, or other event affecting the capital stock of the Company, and the Committee shall, on such terms and conditions as it deems appropriate, acting in good faith, also provide, either by the terms of such Grant or by a resolution adopted prior to the occurrence of such amalgamation, merger, consolidation, exchange, acquisition, recapitalization, reorganization, reclassification, liquidation, dissolution or other event affecting the capital stock of the Company, that, after written notice to all affected Participants and for a reasonable period of time prior to such event, such Grant shall be exercisable as to any Shares subject thereto which is being made unexercisable after any such event, notwithstanding anything to the contrary herein (but subject to the provisions of Section 6(b)) and that, upon the occurrence of such event, such Grant shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Grant shall remain exercisable after any such event, from and after such event, any such Grant shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof (as determined by the Committee in good faith), receivable as a result of such event by the holder of a number of Shares for which such Grant could have been exercised immediately prior to such event.

10.                                 Amendment and Termination

(a)                                  The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that no such action shall modify any Grant in a manner adverse to the Participant without the Participant’s consent except as such modification is provided for or contemplated in the terms of the Grant or this Plan (except that any adjustment that is made pursuant to Section 8 or 9 hereof shall be made by the Committee reasonably and in good faith).

(b)                                 The Board of Directors may amend, suspend or terminate the Plan except that no such action, other than an action under Section 8 or 9 hereof, may be taken which would, without stockholder approval, increase the aggregate number of Shares available for Grants under the Plan, decrease the price of outstanding Grants, change the requirements relating to the Committee, extend the term of the Plan or be materially adverse to all Participants with respect to any outstanding Grants.

11.                                 Governing Law; International Participants

(a)                                  This Plan shall be governed by and construed in accordance with the laws of Delaware applicable therein.

(b)                                 With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate.

12.                                 Withholding Taxes

The Company shall have the right to deduct from any cash payment made under the Plan any minimum federal, state or local income or other taxes required by law to be withheld with respect to such payment.  It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of a Stock Option that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such minimum withholding taxes.

13.                                 Effective Date and Termination Dates

The Plan shall be effective on and as of the date of its approval by the stockholders of the Company and shall terminate ten years later, subject to earlier termination by the Board pursuant to Section 10.

Original Plan approved by stockholders on October 4, 2004.

Amended and Restated Plan approved by stockholders on January 6, 2005.

Second Amended and Restated Plan approved by stockholders on March 14, 2005.